Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-280861) pertaining to the Ardent Health Partners, Inc. 2024 Omnibus Incentive Award Plan of Ardent Health Partners, Inc. of our report dated February 27, 2025, with respect to the consolidated financial statements of Ardent Health Partners, Inc. included in this Annual Report (Form 10-K) of Ardent Health Partners, Inc. for the year ended December 31, 2024.
/s/ Ernst & Young LLP
Nashville, Tennessee
February 27, 2025